                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 14, 1999
                                        -----------------



                         Liberty Group Publishing, Inc.
        ----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                    333-46957              36-4197635
-----------------------------         -----------          -----------------
(State or Other Jurisdiction          (Commission           (IRS Employer
of Incorporation)                     File Number)         Identification No.)



    3000 Dundee Road, Northbrook, Illinois                 60062
   -----------------------------------------            ----------
   (Address of Principal Executive Offices)             (Zip Code)

        Registrant's telephone number, including area code (847) 272-2244
                                                           --------------

Item 2.  Acquisition or Disposition of Assets.

(a) On October 1, 1999 the Registrant (through wholly-owned subsidiaries) consummated an exchange of assets with Lee Enterprises, Incorporated. The Registrant transferred to Lee Enterprises substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of six local newspapers and related publications in Beatrice, Nebraska, together with $8.4 million in cash. In exchange, the Registrant accepted substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of ten local newspapers and related publications in Kewanee and Geneseo, Illinois and Ottumwa, Iowa.

         In addition, on October 1, 1999 the Registrant also consummated the acquisition from Lee Enterprises of substantially all the assets used in, and the liabilities related to, the publication, marketing and distribution of four local newspapers and related publications in Aledo, Illinois. The purchase price was $900,000 in cash paid at the closing.

         At the closing of the asset exchange and asset purchase, Lee Enterprises paid to the Registrant $52,980 in cash which is the estimated amount by which the net working capital of the publication groups transferred to Lee Enterprises exceeded the net working capital of the publication groups transferred to and purchased by the Registrant. A final accounting for the adjustment for the net working capital of the publication groups is to be made no later than the 90th day after the closing.

         The assets transferred to Lee Enterprises by the Registrant had an approximate book value of $13.5 million and the assets transferred to and acquired by the Registrant had an approximate fair value of $22.8 million.

         Prior to this transaction, no material relationship existed between the Registrant and Lee Enterprises, or between any affiliates of such entities.

         The funds for the exchange and purchase by the Registrant were provided under the credit facility the Registrant has in place which is led by Citicorp USA, Inc., as administrative agent.

(b) The Registrant intends to continue to use the acquired assets for the same purposes as previously used by Lee Enterprises.

The foregoing brief summary of the terms of the asset exchange and the asset purchase is qualified in its entirety by reference to the provisions of, respectively, the Asset Exchange Agreement dated as of August 26, 1999 between the Registrant and Lee Enterprises, Incorporated, a Delaware corporation, and the Asset Purchase Agreement dated as of August 26, 1999 between the Registrant and Lee Enterprises, each of which was filed as an exhibit to the Registrant's Form 8-K filed October 15, 1999 and is incorporated by reference herein.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

         Combined Statements of Net Assets as of September 30, 1998 and 1999

         Combined Statements of Income for the years ended September 30, 1998 and 1999

         Combined Statements of Changes in Net Assets for the years ended September 30, 1998 and 1999

         Combined Statements of Cash Flows for the years ended September 30, 1998 and 1999

         Notes to Combined Financial Statements

(b)      Pro Forma Financial Information

         Pro Forma Consolidated Balance Sheet as of September 30, 1999
         (unaudited)

         Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 (unaudited) and the nine months ended September 30, 1999 (unaudited)

         Notes to Unaudited Pro Forma Consolidated Financial Statements

(c) Exhibits (incorporated by reference from exhibits included in the Registrant's Form 8-K filed October 15, 1999)

         2.1 Asset Exchange Agreement, dated as of August 26, 1999, between the Registrant and Lee Enterprises, Incorporated

         2.2 Asset Purchase Agreement, dated as of August 26, 1999, between the Registrant and Lee Enterprises, Incorporated

                 LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
           (OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

                                FINANCIAL REPORT

                               SEPTEMBER 30, 1999

Contents


-------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                1
-------------------------------------------------------------

FINANCIAL STATEMENTS

Combined statements of net assets                           2

Combined statements of income                               3

Combined statements of changes in net assets                4

Combined statements of cash flows                           5

Notes to combined financial statements                  6 - 8

-------------------------------------------------------------

                          Independent Auditor's Report


To the Board of Directors
Lee Enterprises, Incorporated
Davenport, Iowa


We have audited the accompanying combined statements of net assets of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) (not a legal entity, see Note 1) as of September 30, 1998 and 1999, and the related statements of income, changes in net assets, and cash flows for the years then ended. These financial statements are the responsibility of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the net assets of Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) as of September 30, 1998 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                 /s/ McGladrey & Pullen LLP

Davenport, Iowa
November 24, 1999

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

COMBINED STATEMENTS OF NET ASSETS
September 30, 1998 and 1999
(Dollars in Thousands)



ASSETS                                                       1998         1999
--------------------------------------------------------------------------------
Current Assets:
  Cash                                                      $  295       $  271
  Trade receivables, including amounts due from
  affiliates 1998 $58; 1999 $5, less allowance for
  doubtful accounts 1998 $116; 1999 $132                       936          921
  Inventories                                                  126           56
  Prepaid expenses                                              96           37
                                                            ------       ------
      Total current assets                                   1,453        1,285
                                                            ------       ------

Property and Equipment:
  Land and improvements                                        153          110
  Buildings and improvements                                 1,150        1,094
  Equipment                                                  2,314        2,106
                                                            ------       ------
                                                             3,617        3,310
  Less accumulated depreciation                              2,604        2,546
                                                            ------       ------
                                                             1,013          764
                                                            ------       ------
Intangible Assets, net of accumulated amortization             800          721
                                                            ------       ------
                                                            $3,266       $2,770
                                                            ======       ======


LIABILITIES AND NET ASSETS

Current Liabilities:
  Accounts payable, including amounts due to
    affiliates 1998 $18; 1999 $10                           $  307       $  109
  Compensation and other accruals                              299          175
  Unearned income                                              683          674
                                                            ------       ------
      Total liabilities                                      1,289          958
                                                            ------       ------

Net Assets                                                   1,977        1,812
                                                            ------       ------

                                                            $3,266       $2,770
                                                            ======       ======



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

COMBINED STATEMENTS OF INCOME
Years Ended September 30, 1998 and 1999
(Dollars in Thousands)



                                                             1998         1999
--------------------------------------------------------------------------------
Revenue:
  Advertising                                              $ 6,716       $ 6,718
  Circulation                                                2,833         2,674
  Other                                                        736           780
                                                           -------       -------
                                                            10,285        10,172
                                                           -------       -------
Operating expenses:
  Compensation costs including expenses from parent
    1998 $347; 1999 $430                                     4,193         4,323
  Newsprint and ink                                            631           488
  Depreciation                                                 312           288
  Amortization of intangibles                                   82            79
  Other, including printing services purchased from
    affiliates 1998 $800; 1999 $855                          3,686         3,798
                                                           -------       -------
                                                             8,904         8,976
                                                           -------       -------
      Income before income taxes                             1,381         1,196

Income tax expense                                             539           466
                                                           -------       -------

      Net income                                           $   842       $   730
                                                           =======       =======



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

COMBINED STATEMENTS OF CHANGES IN NET ASSETS
Years Ended September 30, 1998 and 1999
(Dollars in Thousands)


                                                             1998         1999
--------------------------------------------------------------------------------

Balance, beginning                                         $ 1,920      $ 1,977
  Net income                                                   842          730
  Transfers to parent, net                                  (1,324)      (1,361)
  Income tax expense transferred to parent                     539          466
                                                           -------      -------
Balance, ending                                            $ 1,977      $ 1,812
                                                           =======      =======


See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

COMBINED STATEMENTS OF CASH FLOWS
Years Ended September 30, 1998 and 1999
(Dollars in Thousands)


                                                            1998          1999
--------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net income                                             $   842       $    730
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                            394            367
    (Gain) on sale of property and equipment                  --            (21)
    Income tax expense transferred to parent                 539            466
    Change in assets and liabilities:
      (Increase) decrease in receivables                     (78)            15
      Decrease in inventories                                  9             70
      (Increase) decrease in prepaid expenses                (19)            59
      (Decrease) in accounts payable, accrued
        expenses and unearned income                         (66)          (331)
                                                         -------        -------
          Net cash provided by operating activities        1,621          1,355
                                                         -------        -------


Cash Flows from Investing Activities:
  Purchase of property and equipment                        (249)           (44)
  Proceeds from sale of property and equipment                 -             26
                                                         -------        -------
          Net cash (used in) investing activities           (249)           (18)
                                                         -------        -------
Cash Flows (Used In) Financing Activities,
transfers to parent, net                                  (1,324)        (1,361)
                                                         -------        -------
Net increase (decrease) in cash                               48            (24)

Cash:
  Beginning                                                  247            295
                                                         -------        -------
  Ending                                                 $   295        $   271
                                                         =======        =======



See Notes to Combined Financial Statements.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois)

NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollars in Thousands)
--------------------------------------------------------------------------------
Note 1.  Nature of Business and Significant Accounting Policies

Nature of business:


  Lee Enterprises Certain Publishing Operations (Business) consists of two daily newspapers and one weekly newspaper, as well as other specialty and classified publications in Kewanee, Geneseo, and Aledo, Illinois and Ottumwa, Iowa owned by Lee Enterprises, Incorporated (Parent).

Significant accounting policies:



  Basis of presentation: The accompanying combined financial statements represent the net assets and associated revenues, expenses, and cash flows of the Business, assuming that the Business was organized as a separate legal entity.

  The Parent provides certain administrative services to the Business including general management, insurance, accounting, and payroll. Included within compensation costs are $347 and $430 of costs allocated from the Parent for the years ended September 30, 1998 and 1999, respectively.

  During the years ended September 30, 1998 and 1999, the Business utilized the printing services of affiliate newspapers owned by the Parent. Included within operating costs are approximately $800 and $855 of printing services purchased from affiliates of the Parent for the years ended September 30, 1998 and 1999, respectively.

  Accounting estimates: The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Inventories: Inventories consist principally of newsprint, which is priced at the lower of cost or market with cost being determined by the last-in, first-out method. Inventories as of September 30, 1998 and 1999 were less than replacement cost by $83 and $29, respectively.

  Property and equipment: Property and equipment is recorded at cost. Depreciation is calculated under the straight-line method over the estimated useful lives, 5 to 20 years for buildings and improvements, and 20 years for printing presses. Other major equipment is calculated under accelerated methods over 3 to 11 years.

  Revenue recognition: Circulation revenue, which is billed to the customers at the beginning of the subscription period, is recognized on a straight-line basis over the term of the related subscription. Advertising revenue is recognized upon publication of the advertisements. Revenue for job printing is recognized upon delivery. No individual customer accounts for a significant percentage of revenues.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------
NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Income taxes: The Business represents a business unit of Lee Enterprises, Incorporated and as such does not file separate income tax returns. The provision for income taxes of the Business has been calculated as if the Business was a stand-alone corporation filing separate tax returns.

   The Business accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Cumulative deferred taxes have been settled through net assets.

   Financial instruments: The Business has reviewed the following financial instruments and has determined that their fair values approximated their carrying values as of September 30, 1998 and 1999: trade receivables, accounts payable, and accrued expenses.

   Intangible assets: Intangible assets consist of noncompetition agreements with former owners of the business, customer lists, and the excess of acquisition costs over estimated fair value of net assets acquired (goodwill). Amortization is calculated using the straight-line method over the respective estimated useful lives ranging from 3 years for noncompetition agreements, 5 years for customer lists, and 15 years for goodwill.

   Net Assets: The Business participates in the Parent's cash management system. Under the system, all cash generated by the Business is transferred to the Parent and all cash requirements of the Business are funded by the Parent. These transfers of funds are reflected in the net asset balance.

NOTE 2. INTANGIBLE ASSETS

Intangible assets as of September 30, 1998 and 1999 consists of the following:


                                     1998         1999
                                    -------------------
    Noncompetition agreements       $  50        $   50
    Customer lists                     50            50
    Goodwill                          785           785
                                    -------------------
                                      885           885
    Less accumulated amortization      85           164
                                    -------------------
                                    $ 800        $  721
                                    ===================

NOTE 3. RETIREMENT PLAN

The Parent maintains a qualified defined contribution retirement plan (Plan) that covers all full-time employees of the Business who have satisfied minimum age and service requirements. Total contributions to the plan for the years ended September 30, 1998 and 1999 were approximately $182 and $197, respectively.

LEE ENTERPRISES CERTAIN PUBLISHING OPERATIONS
(OTTUMWA, IOWA AND KEWANEE, ALEDO, AND GENESEO, ILLINOIS)

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------
NOTE 4. SUBSEQUENT EVENT

On October 1, 1999 Lee Enterprises, Incorporated (Lee) consummated an exchange of assets with Liberty Group Publishing, Inc. (Liberty). Lee transferred to Liberty substantially all the assets used in, and the liabilities related to, the publication, marketing, and distribution of the business. In exchange, Lee accepted substantially all the assets used in, and the liabilities related to, the publication, marketing, and distribution of six local newspapers and related publications in Beatrice, Nebraska together with $9,300,000 in cash.

             PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) OF LIBERTY GROUP PUBLISHING, INC. AND SUBSIDIARIES AND
                                ACQUIRED BUSINESS


The following unaudited pro forma consolidated balance sheet as of September 30, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to Liberty Group Publishing, Inc. and subsidiaries' (the Company) exchange of assets with Lee Enterprises, Incorporated (Lee Enterprises) and the purchase of assets from Lee Enterprises. The pro forma financial information is based on the respective historical financial statements of the Company and Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) (Lee Newspapers) giving effect to the exchange and purchase both under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect adjustments as if the exchange and purchase both had occurred on January 1, 1998. The unaudited pro forma balance sheet as of September 30, 1999 gives effect to the exchange and purchase both has if they had occurred on September 30, 1999. See "Acquisition or Disposition of Assets."

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Lee Newspapers as of September 30, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Lee Newspapers' results for the fiscal year ended September 30, 1998. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Lee Newspapers for the nine months ended September 30, 1999. Lee Newspapers' results for the nine months ended September 30, 1999 have been derived from Lee Newspapers' combined statements of income for the year ended September 30, 1999. The financial effects of the exchange and purchase as presented in the unaudited pro forma financial statements are not necessarily indicative of either financial position or results of operations that would have been obtained had the exchange or acquisition actually occurred on the dates set forth above, nor are they necessarily indicative of the results of future operations. The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto, which are an integral part thereof, with the consolidated financial statements of Liberty Group Publishing, Inc. and subsidiaries and notes thereto, and with the financial statements of the Lee Enterprises Certain Publishing Operations (Ottumwa, Iowa and Kewanee, Aledo, and Geneseo, Illinois) and notes thereto included elsewhere in this Form 8-K/A.

                Liberty Group Publishing, Inc. and Subsidiaries

                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 30, 1999
                             (dollars in thousands)


                                                    LIBERTY GROUP
                                                   PUBLISHING, INC            LEE              PRO FORMA
                                                     CONSOLIDATED         NEWSPAPERS          ADJUSTMENTS           PRO FORMA
                                                   ------------------------------------------------------           ---------
                ASSETS
Current assets:
  Cash and cash equivalents                                 -                 271                (218)    (c)             53
  Accounts receivable, net                               19,742               921                (290)    (d)         20,373
  Inventories                                             1,938                56                 (36)    (d)          1,958
  Prepaid expenses                                          679                37                  (7)    (d)            709
  Other current assets                                      644               -                   -                      644
                                                      ---------------------------------------------------            --------
                               Total current assets      23,003             1,285                (551)                23,737

Property, plant and equipment, net                       35,763               764                (456)    (d)         36,071
Intangible assets, net                                  403,903               721               8,153     (b)(d)     412,777
Deferred financing costs, net                            10,030               -                   -                   10,030
                                                      ---------------------------------------------------            --------
                                        Total assets    472,699              2,770               7,146               482,615
                                                      =======================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under revolving credit facility             92,400                -                 9,300    (a)        101,700
  Current portion of long-term liabilities                  400                -                   -                     400
  Accounts payable                                        4,997                109                 (10)   (e)          5,096
  Accrued expenses                                       12,834                175                (126)   (d)         12,883
  Deferred revenue                                        6,897                674                (206)   (d)          7,365
                                                      ---------------------------------------------------            --------
                           Total current liabilities     117,528               958               8,958               127,444

Senior subordinated notes                                180,000               -                   -                 180,000
Senior discount debentures                                61,072               -                   -                  61,072
Long-term liabilities, less current portion                1,517               -                   -                   1,517
Deferred income taxes                                     15,691               -                   -                  15,691
                                                      ---------------------------------------------------            --------
                                    Total liabilities    375,808               958               8,958               385,724

Senior mandatory redeemable preferred stock               57,366               -                   -                  57,366
Junior mandatory redeemable preferred stock               57,820               -                   -                  57,820
                                                      ---------------------------------------------------            --------
           Total mandatory redeemable preferred stock    115,186               -                   -                 115,186

Stockholders' equity (deficit)
  Common stock                                                 1               -                   -                       1
  Additional paid-in capital                               8,160               -                   -                   8,160
  Subscription receivable                                   (355)              -                   -                    (355)
  Accumulated deficit                                    (26,101)              -                   -                 (26,101)
  Net assets                                                 -               1,812              (1,812)   (e)            -
                                                      ---------------------------------------------------            --------
                  Total stockholders' equity (deficit)   (18,295)            1,812              (1,812)              (18,295)

   Total liabilities and stockholders equity (deficit)   472,699             2,770               7,146               482,615
                                                      ===================================================            ========

     See accompanying notes to pro forma consolidated financial statements.

                Liberty Group Publishing, Inc. and Subsidiaries

           Unaudited Pro Forma Consolidated Statements of Operations
                          Year Ended December 31, 1998
                             (dollars in thousands)

                                                       LIBERTY GROUP
                                                      PUBLISHING, INC          LEE           PRO FORMA
                                                        CONSOLIDATED        NEWSPAPERS      ADJUSTMENTS        PRO FORMA
                                                      -------------------------------------------------        ---------
Revenues:
  Advertising                                              81,554             6,716              -               88,270
  Circulation                                              22,844             2,833              -               25,677
  Job printing and other                                    8,133               736              -                8,869
                                                        ---------------------------------------------          --------
                         Total revenues                   112,531            10,285              -              122,816

Operating costs and expenses:
  Operating costs                                          45,976             5,021              -               50,997
  Selling, general and administration                      36,303             3,489              -               39,792
  Depreciation and amortization                            11,917               394              530    (f)      12,841
                                                        ---------------------------------------------          --------
                 Income from operations                    18,335             1,381             (530)            19,186

Interest expense                                           25,234               -                752    (h)      25,986
                                                        ---------------------------------------------          --------
      Income (loss) before income taxes                    (6,899)            1,381           (1,282)            (6,800)

Income tax expense                                            -                 539             (539)   (g)         -
                                                        ---------------------------------------------          --------
Net income (loss)                                          (6,899)              842             (743)            (6,800)
                                                        =============================================          ========

     See accompanying notes to pro forma consolidated financial statements.

                Liberty Group Publishing, Inc. and Subsidiaries

           Unaudited Pro Forma Consolidated Statements of Operations
                      Nine Months Ended September 30, 1999
                             (dollars in thousands)

                                                           LIBERTY GROUP
                                                          PUBLISHING, INC        LEE        PRO FORMA
                                                           CONSOLIDATED      NEWSPAPERS    ADJUSTMENTS       PRO FORMA
                                                          --------------------------------------------       ---------
Revenues:
  Advertising                                                  86,707          4,954          (591)   (d)      91,070
  Circulation                                                  20,250          1,999          (158)   (d)      22,091
  Job printing and other                                        9,636            596           (14)   (d)      10,218
                                                             --------------------------------------         ---------
                             Total revenues                   116,593          7,549          (763)           123,379

Operating costs and expenses
  Operating costs                                              51,787          3,784          (225)   (d)      55,346
  Selling, general and administration                          34,554          2,630          (245)   (d)      36,939
  Depreciation and amortization                                11,093            272           299    (f)(d)   11,664
                                                             --------------------------------------         ---------
                     Income from operations                    19,159            863          (592)            19,430

Interest expense                                               22,760            -             564    (h)      23,324
Amortization of debt issue costs                                1,104            -             -                1,104
                                                             --------------------------------------         ---------
                Income (loss)
                before net gain on exchange
                and disposition of assets
                and income tax expense                         (4,705)           863        (1,156)            (4,998)

Net gain on exchange and disposition of assets                  6,689            -             -                6,689

Income tax expense                                                -              336          (336)   (g)         -
                                                             --------------------------------------         ---------
Net income                                                      1,984            527          (820)             1,691
                                                             ======================================         =========

     See accompanying notes to pro forma consolidated financial statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Pro Forma Financial Statements

The unaudited pro forma consolidated financial statements combine the unaudited balance sheet of the Company as of September 30, 1999 and the balance sheet of Lee Newspapers as of September 30, 1999 and the consolidated statements of operations of the Company for the year ended December 31, 1998 with Lee Newspapers' results for the fiscal year ended September 30, 1998. In addition, the unaudited pro forma results for the interim period combine the Company for the nine months ended September 30, 1999 with Lee Newspapers for the nine months ended September 30, 1999. Lee Newspapers' results for the nine months ended September 30, 1999 have been derived from Lee Newspapers' combined statements of income for the year ended September 30, 1999. The results of Lee Newspapers excluded from the September 30, 1999 statement of operations are net revenues of $2,623 and net income of $203.


Note 2 - Pro Forma Adjustments

The following adjustments are reflected in the unaudited pro forma consolidated statements of operations under the columns headed "Pro Forma Adjustments."

(a) The fair value of the Lee Newspapers approximates the cash paid plus the book value of the net assets transferred to Lee Enterprises. In the opinion of management of the Company, the book values of the assets and liabilities of the six local newspapers and related publications in Beatrice, Nebraska (Liberty Newspapers) approximates their fair values. As the fair value of the Lee Newspapers purchased by the Company equals the fair value of the Liberty Newspapers exchanged in the transaction plus the cash consideration paid to Lee Enterprises no gain or loss was recognized. The $9.3 million cash consideration paid in the exchange and purchase by the Company was provided under a credit facility in place which is led by Citicorp USA, Inc., as administrative agent.

(b) Represents the adjustment necessary to increase the Company's intangible assets balance as a result of the excess of the fair value of the Lee Newspapers over the fair value of the Liberty Newspapers, as follows:

      Fair value of Lee Newspapers                              $ 22,802
      Tangible assets of the Lee Newspapers
        assumed by the Company                                    (1,831)
      Tangible liabilities of the Lee Newspapers
         assumed by the Company                                      948
                                                                  ------

            Excess of fair value over net assets assumed          21,919

      Intangible assets of the Liberty Newspapers
         reflected in the Liberty Group Publishing, Inc.
         Consolidated total                                      (13,045)
                                                                 -------

            Increase in Company's intangible assets                8,874

      Intangible assets of the Lee Newspapers
         not assumed by the Company                                 (721)
                                                                 -------
            Pro forma adjustment required                          8,153
                                                                 =======

      The $1,831 of tangible assets of the Lee Newspapers assumed by the Company includes the $53 of cash received from Lee Enterprises and excludes $271 of cash and $721 of intangible assets.

(c) Represents the $53 of cash received from Lee Enterprises less the $271 of cash not assumed by the Company from the Lee Newspapers as part of the exchange.

(d) Represents the elimination of the Liberty Newspapers from the Liberty Group Publishing, Inc. Consolidated total. The Liberty Newspapers were acquired by Liberty Group Publishing, Inc. and Subsidiaries on July 1, 1999 in a transaction accounted for under the purchase method of accounting.

(e) Represents the elimination of the Lee Newspapers related party liability and net assets that would not be recorded by the Company as part of the exchange.

(f) Represents the adjustment necessary to amortize the additional $21,198 of intangible assets over their estimated useful lives, presently estimated for mastheads, advertising lists, and goodwill over 40 years, and subscriber lists over 33 years. The $21,198 of additional intangible assets is calculated as the $21,919 excess of fair value over net assets assumed (calculated in note(b)) less the $721 of intangible assets of the Lee Newspapers not assumed by the Company.

(g) Represents the elimination of the Lee Newspapers tax expense that would not be recorded by the Company had the exchange occurred on January 1, 1998.

(h) Represents the adjustment necessary to increase interest expense related to the additional borrowings of $9.3 million related to the exchange and purchase.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Liberty Group Publishing, Inc.


Date: December 14, 1999         By: /s/ KENNETH L. SEROTA
                                   ------------------------------

                                Title: President and Chief Executive Officer
                                       --------------------------------------


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